                                                                                      For More Information Contact:
                                                                                                    Robert S. Bloom
                                                                                         Financial Relations Leader
                                                                                                 Acxiom Corporation
                                                                                                     (501) 342-1321
                                                                                                              EACXM

                               Acxiom® Announces New U.S. Organizational Structure,
                                    Confirms Previous Fourth Quarter Estimates
                             The Company also expects stronger fiscal 2005 performance

LITTLE ROCK, Ark.-- March 31, 2004 - Acxiom® Corporation (Nasdaq: ACXM) today announced a new organizational structure that will capitalize on its new technologies which improve service delivery to its clients. These new technologies and the new organizational structure will significantly increase Acxiom's operational efficiency.
The Company also announced that it has completed a workforce reduction of approximately 230 associates, which represents 5.4 percent of its U.S. workforce, related to the new structure.  Acxiom also expects a stronger financial performance in the fiscal year ending March 31, 2005, due to increased efficiencies and improving business conditions.  Acxiom will hold a conference call at 8:00 a.m. CST today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at
www.acxiom.com.

"The new technologies we have been implementing over the past few years increase the speed at which we can do our work and reduce the number of people required," Company Leader Charles D. Morgan said.  "AbiliTec® and our new
Customer Information Infrastructure grid-enabled solutions are dramatically changing our business, and our new functional organization is designed to help us better leverage standard tools, best practices and training.
Reducing the size of our workforce was a difficult decision, but it was necessary to leverage our technological advances into more value for our clients."

Acxiom also announced that it:
o        Expects revenue to exceed the range previously estimated of $265 million to $270 million and operating and free cash flow to exceed our previous expectation for the fourth quarter ending March 31, 2004.
o        Expects to be in line with previous diluted earnings per share estimates for the fourth quarter ending
         March 31, 2004.
o        Anticipates recording a non-recurring charge of approximately $3 million associated with severance costs related to the workforce reduction in the fourth quarter.
o        Expects that in the fourth quarter it will record other one-time non-cash charges associated with the write-down of an investment and a third-party software package, which will be substantially offset by a one-time benefit in income tax expense, as previously discussed in the Company's October 22, 2003 earnings release.
o        Is changing its approach to projecting future financial results and for fiscal 2005 will begin providing a strategic financial road map that defines the trends expected for the one-year and long-term horizons.
o        Is proceeding with the integration of Claritas Europe and Consodata Europe into Acxiom European operations now that the acquisition of Consodata, S.A. has been completed.

Outlook
The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially.  These projections include the recently completed acquisitions of the Claritas and Consodata European operations (including the Consodata German operation, formerly known as pan-adress, which is pending formal approval by German merger authorities and is expected to close by mid-April).  These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be announced and completed in the future.

For the fiscal year ended March 31, 2005 and thereafter, the Company's expectations will be communicated in a new format.  Please refer to the attached exhibit titled "Financial Road Map" which includes a chart summarizing the one-year and long-term goals as well as an explanation of the assumptions and definitions which accompany these goals.  This financial road map supercedes all previous guidance issued by the Company.

"We are confident that Acxiom is well positioned for an outstanding fiscal 2005, and that is reflected in the attached Financial Road Map," Morgan said.  "We think our shareholders are better served by understanding our strategic financial direction as opposed to us trying to predict with great precision our results on a quarter-to-quarter basis.  This approach better communicates our long-term strategic planning and will help our shareholders and the investment community better understand the financial results and trends we expect as a result."

This release and the scheduled conference call include a discussion of non-GAAP financial measures.  Whenever the
Company reports non-GAAP financial measures, there is a reconciliation to the comparable GAAP measure attached to the press release.

About Acxiom
Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and Japan.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements include but are not necessarily limited to the following: that the projected revenue and diluted earnings per share, operating cash flow and free cash flow for the 2004 fiscal year referred to above will meet or exceed the estimated amounts;
that the non-recurring cash and non-cash charges and write-offs for the 2004 fiscal year referred to above will be in the anticipated amounts; and that Acxiom is well-positioned for an outstanding 2005 fiscal year.  The attached Financial Road Map consists primarily of forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially, with regard to management's projections of one-year and fiscal year 2008 expectations, as well as an explanation of the assumptions and definitions which accompany these expectations.

The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility that the recovery from the previous three years' economic slowdown may take longer than expected or that economic conditions in general will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; the possibility that the integration of our recently acquired businesses may not be successful; the possibility of currency exchange rate fluctuations having a negative impact on the financial results of the company; and the possibility that we may be affected by other competitive factors.

With respect to the attached Financial Road Map exhibit, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map:  that the U.S. and global economies will continue to improve at a moderate pace, that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; relating to Operating Margin, that 1) Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue, 2) that the Customer
Information Infrastructure (CII) grid-based environment Acxiom has begun to implement will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies, 3) that the recent acquisitions of Claritas Europe and Consodata Europe will be successfully integrated and that significant efficiencies will be realized from this integration; relating to
Free Cash Flow, that sufficient operating and capital lease arrangements will continue to be available to the
Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to Revolving Credit Line Balance, that free cash flow will meet expectations and that the Company will continue to use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to Annual Dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to Diluted
Shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the
Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the U.S., all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom and AbiliTec are registered trademarks of Acxiom Corporation.

                                                        ###

                               ACXIOM CORPORATION

                               Financial Road Map*

Introduction

Acxiom is well  positioned  to grow  top-line  and improve  margins as we better leverage  our new  technologies  and  associates  to  deliver  more value to our clients.  Over the past several  years,  we have made a number of investments in the Company,  the most  significant  of which are  AbiliTec  and our  grid-based
Customer Information  Infrastructure  technologies.  Effective April 1, 2004, we will have  completed  the  reorganization  Company to deliver our services  more effectively  to our  clients,  increasing  their  speed to market and ability to
access  and  analyze  more  data  to  make  better  business   decisions.   This
reorganization  includes  establishing  a delivery  center through which we will
deliver  all  standard   services  and  custom   services.   This   "functional"
organization  will allow us to better  utilize our resources and establish  more consistent and repeatable solutions and delivery methodologies.  Segregating the primary  delivery  functions  will allow our client  services  teams to focus on growing the relationships with our clients.

Acxiom  going  forward will be able to better  leverage the existing  technology infrastructure through more modest workforce growth over the periods referenced, and continued modest capital  investments  (which will yield lower  depreciation and amortization  expense over the next several years).  It is important to note that our IT outsourcing  segment's business model is different than the Services and Data  segments  in that new  outsourcing  business is often  accompanied  by higher incremental operating expenses, which means incremental margins are lower on new revenues than in other operating segments.

This  returns-driven  strategy will also deliver  significant cash flows,  which will allow us to continue to improve the balance  sheet and give us  significant operating flexibility. These cash flows will allow us to pay down debt, fund all financial  obligations as due, fund the recently  announced  dividend,  buy back stock  as  opportunities  arise  and have  cash  available  should  a  strategic acquisition arise. At this time, we do not anticipate a significant  acquisition that would  require the Company to raise  additional  capital.

We have recently acquired Claritas and Consodata,  two primary data and services providers,  and  are in  the  process  of  integrating  them  into  our  ongoing
UK-headquartered  European  services  business.  These new additions should be a significant  catalyst to grow our business in Europe.  We believe that combining these three businesses will create increasing returns that over the next several years should exceed the returns in the US. Additionally, European margins should also be higher  because  of the large  percentage  of data  revenue,  which is a fixed-cost business.

Finally,  we believe we have significant  top-line growth  opportunities in many areas.  Our clients are  increasingly  calling on Acxiom to support existing and new applications,  including prospecting,  portfolio management,  fraud and risk
management,   privacy  and  security.  We  are  increasing  our  penetration  in traditional and emerging  industries,  including  pharmaceutical and automotive, and we continue to roll out new products, including our recently announced fraud management  product  delivered  jointly with TransUnion.  We also are optimistic about the results  we'll  generate  through our  developing  alliance  strategy, highlighted  by our  strategic  partnership  with  Accenture,  and our  European opportunities.

In summary,  we believe the Company has never been better  positioned to deliver consistently improving results.

              -----------------          -----------------       ------------------       -----------------
Years              Actual                    Estimated                Target               Long-Term Goals
Ending           Fiscal 2003                Fiscal 2004             Fiscal 2005              Fiscal 2008
March 31,     -----------------          -----------------       ------------------       -----------------

U.S.               10.1%                   2.1% to 2.7%              7% to 11%             7% to 10% (CAGR)
Revenue
Growth

U.S.            903 million            $922 to $927 million     $987 to $1,029 million            -
Revenue

Non-U.S.           19.3%                    45% to 50%              175% to 215%           14% to 18% (CAGR)
Revenue
Growth

Non-U.S.        $55 million             $80 to $83 million       $220 to $261 million              -
Revenue

U.S.                5.5%                   10.0% to 10.2%           11.5% to 12%               15% to 16%
Operating
Margin

Non-U.S.            9.0%                    8.8% to 10.0%            8% to 11%                 18% to 20%
Operating
Margin

Return on            6%                         10%                 11% to 13%                 16% to 20%
Invested
Capital

Free            $199 million            $155 to $160 million     $150 to $170 million     $160 to $180 million
Cash
Flow

Revolving        $29 million             $30 to $40 million     Less than $150 million   Less than $200 million
Credit
Line
Balance

Annual             $0.00                       $0.04                    $0.16                 $0.20 to $0.24
Dividends
Per Share

-----------------------------
* Assumptions and definitions defined on the following schedule: "Financial Road Map assumptions and definitions"

                               ACXIOM CORPORATION

                 Financial Road Map Assumptions and Definitions

Assumptions

1.   The effective tax rate is 37% to 38% over each of the years presented.

2.   Investing activities  (including capital  expenditures,  deferred costs and capitalized  software)  will be $60  million to $80 million for each of the years presented.

3.   Interest rates will remain at approximately the current levels.

4.   The Company  will  utilize all of its tax loss carry  forwards and begin to pay U.S. federal and state income taxes during FY06.

5.   The Company will pay incentives under its bonus plan of  approximately  $15 million to $25 million for each of the years  beginning in fiscal 2005.

6.   The Company will maintain a relatively constant mix of business for each of our three business segments (Services, Data and IT outsourcing).

7.   Foreign exchange rates will remain at approximately the current levels.

8.   Stock  repurchases  will be in amounts  that yield the highest  shareholder return considering all other uses for the available cash.

9.   Diluted  outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.

10.  Long-term  goals  are  based  on  the  Company's   current   assessment  of
     opportunities  and are subject to change.  There are risks  associated with obtaining these goals which are explained under forward looking  statements in the press release.

Definitions

1.   Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or quarter.

2.   Operating  Margin is defined as the income from  operations as a percentage of revenue.

3.   Return on Capital is defined as operating  profit  adjusted for the implied interest expense included in operating leases (the average present value of operating  leases times an 8% annual interest rate) divided by the trailing four quarters  average  invested  capital.  Invested  capital is defined as working  capital  (current assets  excluding cash less current  liabilities excluding  interest  bearing  obligations)  plus all other  assets plus the present value of operating leases.

4.   Free Cash Flow is defined as cash flow from operating  activities less cash flow from  investing  activities  excluding  net cash paid or received  for acquisitions and divestitures, joint ventures and investments.

5.   Revolving Credit Line Balance is defined as actual funds borrowed under the
     Company's  revolving line of credit facility at the end of the fiscal year.
     This debt is shown on the balance sheet under  long-term debt. This measure specifically  excludes  the $175  million  convertible  debenture  and debt associated with capital leases for hardware and software and data licenses.

6.   Annual  Dividends  Per Share is  defined  as the sum of the four  quarterly dividends for that fiscal year.

                               ACXIOM CORPORATION

                     Reconciliation of Non-GAAP Measurements
                             (Dollars in thousands)

                   -----------------    ----------------------     ----------------------        ----------------------
Years Ending            Actual                Estimated                    Target                   Long-Term Goals
  March 31,           Fiscal 2003            Fiscal 2004                 Fiscal 2005                  Fiscal 2008
                   -----------------    ----------------------     ----------------------        ----------------------

Free Cash Flow

Net cash               253,793           220,000       225,000      210,000       250,000         220,000       260,000
provided by
operating
activities

Proceeds                   293                 0             0            0             0               0             0
received from
disposition of
assets

Capitalized            (34,573)          (28,000)      (28,000)     (26,000)      (28,000)        (26,000)      (28,000)
software

Capital                (13,212)          (17,000)      (17,000)     (16,000)      (25,000)        (16,000)      (25,000)
expenditures

Deferral of costs      (15,027)          (20,000)      (20,000)     (18,000)      (27,000)        (18,000)      (27,000)

Proceeds from            7,729                 0             0            0             0               0             0
sale and
leaseback
transaction
                   -----------------    ---------    ---------     ---------    ---------        ---------    ---------

Free cash flow         199,003           155,000  to   160,000      150,000  to   170,000         160,000  to   180,000
                   =================    =========    =========     =========    =========         ========    =========

Return on Invested Capital

Numerator:
  Income from           55,073            99,000       102,000      131,000       152,000          221,000      272,000
  operations

  Assumed               15,170            14,000        14,000       16,000        16,000           21,000       21,000
  interest on
  operating leases
                   -----------------    ---------    ---------     ---------    ---------        ----------    --------
  Return                70,243           113,000       116,000      147,000       168,000          242,000      293,000
                   -----------------    ---------    ---------     ---------    ---------        ----------    --------

Denominator:
  Average              312,636           276,000       276,000      311,000       318,000          370,000      393,000
  current assets
  excluding cash

  Average             (139,226)         (145,000)     (145,000)    (145,000)     (145,000)        (145,000)    (145,000)
  current
  liabilities
  excluding
  interest bearing
  obligations
                   -----------------    ---------    ---------     ----------    --------        ----------    --------
  Average net          173,410           131,000       131,000       166,000      173,000          225,000      248,000
  working capital

  Average              801,191           860,000       860,000       940,000      938,000          993,000      991,000
  other assets

  Average              185,222           172,000       172,000       201,000      201,000          258,000      258,000
  present value
  of operating
  leases
                   -----------------    ---------    ---------     ----------    --------        ----------    --------

  Average invested   1,159,823         1,163,000     1,163,000     1,307,000    1,312,000        1,476,000    1,497,000
  capital
                   -----------------    ---------    ---------     ----------    --------        ----------    --------

    Return on              6.1%          9.7%    to      10.0%        11.2%  to    12.8%            16.4%  to    19.6%
    invested capital
                   =================     =====================     ======================        =======================